EXHIBIT 10.1

OFFICE LEASE AGREEMENT

BETWEEN

NS 7/57 ACQUISITION LLC

(“LANDLORD”)

AND

[[AMBIENT CORPORATION, a Delaware corporation]]

(“TENANT”)

TABLE OF CONTENTS

1. Basic Lease Information.

1

2. Lease Grant.

3

3. Acceptance of Possession.

3

4. Rent.

5

5. Compliance with Laws; Use.

5

6. Security Deposit.

5

7. Building Services.

6

8. Leasehold Improvements.

7

9. Repairs and Alterations.

8

10. Entry by Landlord.

9

11. Assignment and Subletting.

9

12. Liens.

11

13. Indemnity and Waiver of Claims.

11

14. Insurance.

11

15. Subrogation.

12

16. Casualty Damage.

12

17. Condemnation.

13

18. Events of Default.

13

19. Remedies.

14

20. Limitation of Liability.

14

21. Intentionally Omitted.

15

22. Holding Over.

15

23. Subordination to Mortgages; Estoppel Certificate.

15

24. Notice.

16

25. Surrender of Premises.

16

26. Miscellaneous.

16

27. OFAC Compliance.

19

28. Intentionally Omitted.

20

29. Parking.

20

30. Amenities.

20

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of May 21, 2009, by and between NS 7/57 ACQUISITION LLC, Delaware limited liability company (“Landlord”) and [[AMBIENT CORPORATION, a Delaware corporation]] (“Tenant”).

The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A, Sheets 1 and 2 (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Intentionally Omitted), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit G (Intentionally Omitted) and Exhibit H (Janitorial Specifications).

1.

Basic Lease Information.

1.01

“Building” shall mean the building located at 7/57 Wells Avenue, Newton, Massachusetts 02459, and commonly known as 7/57 Wells Avenue.  “Rentable Square Footage of the Building” is deemed to be 89,297 square feet.

1.02

“Premises” shall mean the area shown on Exhibit A to this Lease, comprising (i) 10,647 rentable square feet located on the lower level of the Building (the “Lower Level Premises”), as shown on Exhibit A, attached hereto, and (ii) 9,595 rentable square feet located on the 1st floor of the Building (the “First Floor Premises”), as shown on Exhibit A-1, attached hereto.  The Premises is located on the lower level and the 1st floor of the Building.  If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.  The “Rentable Square Footage of the Premises” is deemed to be 20,242 square feet.  Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.  Except as otherwise specifically referred to in this Lease, the Lower Level Premises and the First Floor Premises shall hereinafter collectively be referred to as the “Premises”.

1.03

“Base Rent”:

(a)

Lower Level  Premises (10,647 rentable square feet):

Period	Annual Rate Per Rentable Square Foot	Monthly Base Rent
9/1/09 – 10/31/10:	$-0-	$-0-
11/1/10 – 12/31/10:	$12.72	$11,285.82
1/1/11 – 12/31/11:	$14.54	$12,900.62
1/1/12 – 12/31/12:	$15.40	$13,663.65

(b)

First Floor Premises (9,595 rentable square feet):

Period	Annual Rate Per Rentable Square Foot	Monthly Base Rent
9/1/09 – 2/28/10:	$-0-	$-0-
3/1/10 – 12/31/10:	$24.00	$19,190.00
1/1/11 – 12/31/11:	$24.50	$19,589.79
1/1/12 – 12/31/12:	$25.00	$19,989.58

1.04

“Tenant’s Pro Rata Share”:  22.67%.  Tenant's Pro Rata Share shall be adjusted for changes in the Rentable Square Footage of the Premises and/or the Rentable Square Footage of the Building, including, without limitation, changes which may result from any condemnation or other taking of a portion of the Building.

1.05

“Base Year” for Taxes:  Fiscal Year (defined below) 2010 (i.e., July 1, 2009, to June 30, 2010); “Base Year” for Expenses (defined in Exhibit B):  Calendar year 2009.

For purposes hereof, “Fiscal Year” shall mean the Base Year for Taxes and each period of July 1 to June 30 thereafter.

1.06

“Term”:  A period of forty (40) months.  The Term shall commence on September 1, 2009 (the “Commencement Date”), and, unless terminated early in accordance with this Lease, end on December 31, 2012 (the “Termination Date”).

1.07

“Improvement Allowance(s)”:  None.

1.08

“Security Deposit”:  $50,409.00, as more fully described in Section 6.

1.09

“Guarantor(s)”:  None.

1.10

“Broker”:  Jones Lang LaSalle.

1.11

“Permitted Use”:  General Business Office and, as incidental thereto, if and to the extent permitted under applicable Law, for storage, research and development, light assembly, and product testing.

1.12

“Notice Addresses”:

Landlord’s Notice Address:

NS 7/57 Acquisition, LLC

c/o Normandy Real Estate Management, LLC

400 5th Avenue

Waltham, Massachusetts 02459

And a copy to:

Raymond P. Trevisan

Principal, General Counsel

Normandy Real Estate Partners

1776 On the Green

67 Park Place East, 8th Floor

Morristown, New Jersey 07960

And a copy to:

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, Massachusetts 02110

Attention: Normandy Real Estate

Landlord’s Rent Address:

NS 7/57 Acquisition, LLC

c/o Normandy Real Estate Management, LLC

P.O. Box 30173

New York, New York 10087-0173

Tenant’s Notice Address:

[PLEASE PROVIDE]

1.13

 “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”).  Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located.  “Building Service Hours” are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

1.14

“Landlord Work”:  None.

1.15

“Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

2.

Lease Grant.

The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are from time to time designated by Landlord for the common use of tenants and others (the “Common Areas”).  Nothing contained herein shall affect Landlord’s right to add to, subtract from, or alter the Common Areas, so long as the same does not materially adversely affect Tenant’s access to the Premises.

3.

Acceptance of Possession.

3.01

Intentionally Omitted.

Subject to all electrical outlets, light fixtures and existing plumbing fixtures in the Premises as of the Commencement Date then being in good and working condition, the Premises are accepted by Tenant in broom clean, “as is” condition and configuration without any representations or warranties by Landlord.  Tenant acknowledges that certain items of furniture and equipment purchased by Tenant from the previous occupant of the Premises will remain in the Premises as of the Commencement Date and agrees that Landlord has no obligation to remove same.  By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition.  Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party; provided, however, that Landlord shall use reasonable efforts to obtain possession of the space.  If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section 4.01) to Landlord for each day of possession before the Commencement Date.  However, except for the cost of services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is deemed to be in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. Prior to the Commencement Date, Landlord shall ensure that all Base Building systems are in good working order.

3.02

Landlord shall permit Tenant access for installing Tenant’s trade fixtures, phone, data, and furniture systems in portions of the Premises forty-five (45) days prior to the Commencement Date. Any such access by Tenant shall be upon all of the terms and conditions of the Lease (other than the payment of Annual Base Rent) and shall be at Tenant’s sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant.  Tenant shall not use or occupy the Premises for business purposes until the Commencement Date.

4.

Rent.

4.01

Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”).  “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease.  Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent.  Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term, and the first monthly installment of Additional Rent for Expenses and Taxes, shall be payable upon the execution of this Lease by Tenant.  All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord.  Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord.  Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 business days for the first 2 late payments of Rent in a calendar year.  In addition, past due Rent shall accrue interest at 12% per annum from the due date until actually paid.  Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated.  No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction.  The first month of Base Rent for the First Floor Premises ($19,190.00) which commences March 1, 2010, shall be paid in advance by Tenant to Landlord on September 1, 2009.  The first 2 months of Base Rent for the Lower Level Premises (aggregate of $22,571.00) which commences November 1, 2010, shall be paid in advance by Tenant to Landlord on October 1, 2009.  Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02

Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5.

Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises.  In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the "Base Building" (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for the Permitted Use, or Alterations or improvements in the Premises performed or requested by Tenant.  "Base Building" shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical, air-conditioning and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law.  Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9).  As of the date hereof, Landlord has not received notice from any governmental agencies that the Building is in violation of Title III of the Americans with Disabilities Act.

6.

Security Deposit.

.The Security Deposit shall be in the form of cash and shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations.  The Security Deposit is not an advance payment of Rent or a measure of damages.  Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant.  If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25.  Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit.  Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7.

Building Services.

701

.Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories and in the Premises; (b) customary heat and air conditioning in season during Building Service Hours similar to other Class A and Class B buildings in Newton, MA; provided that Tenant shall have the right to receive HVAC service during hours other than

Building Service Hours by paying Landlord’s then standard charge for additional HVAC service so long as Tenant requests same by written notice to Landlord not later than 12:00 noon on the Business Day preceding the day of such overtime usage; (c) standard janitorial service on Business Days in accordance with the Janitorial Specifications attached hereto as Exhibit H; (d) Elevator service; (e) Electricity in accordance with the terms and conditions in Section 7.02; and (f) such other services as Landlord reasonably determines are necessary or appropriate for the Property.  As of the date hereof, Landlord's charge for after-Building Service Hours heating service is $75.00 per hour, and Landlord’s charge for after-Building Service Hours air conditioning service is $75.00 per hour (which Landlord represents are the actual costs of providing such services, including maintenance and depreciation but excluding any mark-up for profit or administrative charges), in each case for the entire Premises, subject to change from time to time.  Access to the Building for Tenant and its employees shall be available 24 hours per day/7 days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards.

7.02

(a)

Electricity shall be distributed to the Premises either by the electric utility company selected by Landlord to provide electricity service for the Building or, at Landlord’s option, by Landlord; and Landlord shall permit Landlord’s wires and conduits, to the extent available, suitable and safely capable, to be used for such distribution. If and so long as Landlord is distributing electricity to the Premises, Tenant shall obtain all of its electricity from Landlord and shall pay all of Landlord’s charges, which charges shall be based, at Landlord’s option, either on meter readings or on Landlord’s reasonable estimate of Tenant’s electrical usage or on Tenant’s pro rata share of all space, including the Premises, which is commonly metered with the Premises.  In calculating such charges, there shall be included all actual costs to Landlord to obtain electric service to the Building, including all actual costs of whatever nature incurred in connection with entering agreements for obtaining such service from utility suppliers.  Initially, such charges will be based on Landlord’s estimated cost of $1.75 per annum per rentable square foot of floor area in the Premises.  If the electric utility company selected by Landlord to provide electricity service for the Building is distributing electricity to the Premises, Landlord may elect to require Tenant, at Landlord’s cost, to make all necessary arrangements with such electric utility company for metering and paying for electric current furnished to the Premises.  All electricity used during the performance of janitorial service, or during the making of any alterations or repairs in or to the Premises by Tenant or at the request of Tenant, or in the operation of any special air conditioning system serving the Premises, shall be paid by Tenant.

Landlord has advised Tenant that presently NStar (the “Electric Service Provider”) is the electric utility company selected by Landlord to provide electricity service for the Building.  Notwithstanding the foregoing, Landlord reserves the right at any time and from time to time before or during the Term to either contract for electric service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternative Service Provider”) or continue to contract for electricity service from the Electric Service Provider, provided such service is at commercially reasonable rates. Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider and any Alternative Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring and other machinery within the Premises.

(b)

Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, or overall load that which Landlord reasonably deems to be standard for the Building. Landlord shall have the right to measure electrical usage by commonly accepted methods.  If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord for the cost of such excess electrical usage as Additional Rent.

7.03

Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement.  However, if, as a result of a Service Failure that is reasonably within the control of Landlord to correct, the Premises are made untenantable for a period in excess of 3 consecutive Business Days after Tenant notifies Landlord of such failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day after Tenant so notifies Landlord and ending on the day the service has been restored.  If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.

Leasehold Improvements.

.All improvements in and to the Premises, including any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant.  Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.01) installed by or for the benefit of Tenant, and (b) any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”).  Required Removables shall include, without limitation, internal stairways, raised floors, personal restrooms and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables.  If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense.  Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable.  Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables.  However, it is agreed that Required Removables shall not include any usual office improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and non-glued down carpeting.

9.

Repairs and Alterations.

9.01

Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair.  Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear and damage by casualty (subject to the terms of Section 16) excepted, provided that, subject to the provisions of Section 15, Tenant shall not be responsible for repairs to the Premises to the extent that any damage is caused by the negligence or willful acts of Landlord or Landlord’s employees and agents excepted, and Landlord shall be responsible to repair such damage. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations.  To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the negligent or willful acts of Tenant, Tenant Related Parties and their respective contractors and vendors.  If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

9.02

Landlord shall keep and maintain in good repair and working order and perform maintenance upon the:  (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.

9.03

Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.  However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”):  (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting or flooring; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls, below the floor, or above the ceiling of the Premises and (e) the cost of such work does not exceed $10,000.00.  Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03.  Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord.  Changes to the plans and specifications must also be submitted to Landlord for its approval.  Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord.  Tenant shall reimburse Landlord for any reasonable sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations.  In addition, if Landlord provides oversight and coordination of Alterations, other than merely the review of plans for said Alterations, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any Alterations, other than Cosmetic Alterations, equal to 10% of the cost of the Alterations, provided, however, that such fee shall not be payable with respect to Tenant’s initial leasehold improvements to the Premises (i.e., Alterations performed before the initial occupancy of the Premises by Tenant).  Tenant acknowledges that Landlord’s oversight and coordination activities are limited to ensuring that any Alterations are consistent with the construction of the Building’s structure and utility and Building service systems and coordinating construction activities with the operation of the Building (e.g., use of elevators).  In no event will such oversight and coordination activities require Landlord to act as Tenant’s construction manager or otherwise to inspect and supervise the work of performing the Alterations, which shall remain the responsibility of Tenant.  Upon completion, Tenant shall furnish “as-built” plans for all Alterations other than Cosmetic Alterations, completion affidavits and full and final waivers of lien.  Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.

Entry by Landlord.

Landlord may enter the Premises to (i) inspect and show (i.e., to any mortgagee, prospective purchaser, prospective mortgagee, or prospective assignee of any mortgage of the Building, and, during the last 9 months of the Term of the Lease, to any prospective tenant contemplating leasing of the Premises or any part thereof) or (ii) clean the Premises in accordance with Exhibit H of this Lease.  Except in emergencies or to provide janitorial services, Landlord or its agents shall provide Tenant with reasonable prior verbal notice of entry.  With prior coordination, Landlord may enter the Premises with Tenant to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building, and if reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform such repairs, alterations and additions.  In all cases, Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.  If Tenant shall not be personally present to open and permit entry into the Premises at any time in the case of an emergency or as otherwise permissible under the Lease, Landlord or its agents may enter the Premises by a master key, or may forcibly enter the Premises without rendering Landlord or Landlord’s agents liable therefor.  However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours.  Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.

Assignment and Subletting.

11.01

Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02.  If the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or quoted on the Pink Sheets or Bulletin Board or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.  Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

11.02

Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request.  Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c)  in the event of an assignment of this Lease or subletting of more than 35% of the Rentable Area of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer.  If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer.  Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any Permitted Transfer or requested Transfer.

11.03

Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer.  Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess.  Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant in connection with the Transfer, including tenant improvement allowances, brokerage fees and attorneys’ fees.  If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04

Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”):  (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and (d) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant (for such period of time as such entity continues to be controlled by, controlling or under common control with Tenant, it being agreed that the subsequent sale or transfer of stock resulting in a change in voting control, or any other transaction(s) having the overall effect that such entity ceases to be controlled by, controlling or under common control with Tenant, shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease governed by the provisions of this Article 11).

12.

Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees.  Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law.  If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien.  Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.  Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant.  Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.

13.

Indemnity and Waiver of Claims.

Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, unless due to or arising out of the gross negligence or willful misconduct of the Landlord or Landlord Related Parties, (d) the inadequacy or failure of any security services, personnel or equipment, unless due to or arising out of the gross negligence or willful misconduct of the Landlord or Landlord Related Parties,  or (e) any matter not within the reasonable control of Landlord.  In addition to the foregoing Tenant agrees that Landlord shall have no responsibility or liability whatsoever for any loss or damage, however caused, to furnishings, fixtures, equipment, or other personal property of Tenant or of any persons claiming by, through, or under Tenant except to the extent the same results from the gross negligence or willful misconduct of Landlord, its agents, contractors, or employees.  Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant’s transferees, contractors or licensees.  Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties.

14.

Insurance.

Tenant shall maintain the following insurance (“Tenant’s Insurance”):  (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances, including blanket contractual and personal liability, with broad form endorsement, in the amount of $3,000,000 per occurrence and $3,000,000 in the aggregate; (b)  Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; (d) Employers Liability Coverage of at least $1,000,000 per occurrence; (e) Automobile Insurance (Hired and Owned) in a combined single limit of $1,000,000; and (f) Excess/Umbrella Liability Insurance in the amount of $5,000,000 per occurrence and $5,000,000 in the aggregate.  Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII.  All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), Normandy Real Estate Partners, LLC, Normandy Real Estate Management, LLC, and all of their affiliates, members, officers, employees, agents and representatives, managing agents and premises owners, the holder(s) of any mortgage(s) encumbering the Premises, the managing agent for the Building (or any successor), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear.  All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance.  Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance.  So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord.

15.

Subrogation.

Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16.

Casualty Damage.

16.01

If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a good faith written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises ("Completion Estimate").  If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 180 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice given to the other within 10 days after receipt of the Completion Estimate, and the effective date of termination shall be the date that is ninety (90) days after the date of said termination notice.  Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if:  (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs.  If Landlord so elects, then this Lease shall terminate on the date that is ninety (90) days after Landlord delivers such termination notice.

16.02

If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, restore the Premises and Common Areas.  Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's Insurance with respect to any restoration performed by or for the benefit of Tenant.  Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant's business resulting in any way from the Casualty or the repair thereof.  Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

17.

Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building.  The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking.  The termination shall be effective on the date the physical taking occurs.  If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord.  The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.  If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.

Events of Default.

Each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 10 days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 10 days after such notice to Tenant and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; (e) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; or (f) Tenant is in Default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on 3 separate occasions during any 12-month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19.

Remedies.

19.01

Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a)

Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord.  If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises.  “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other commercially reasonable concessions or allowances granted to a new tenant.

(b)

Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises.  Landlord may (but, except as expressly provided below, shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine.  Landlord may collect and receive all rents and other income from the reletting.  Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.  Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting.

19.02

In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations.  Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease.  No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20.

Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO LANDLORD’S INTEREST IN THE PROPERTY AND THE PROCEEDS THEREOF FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY.  NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE.  BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT.  ADDITIONALLY, IN NO EVENT SHALL TENANT OR ANY TENANT RELATED PARTIES EVER BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF LANDLORD OR ANY LANDLORD RELATED PARTY.  THE FOREGOING SHALL NOT LIMIT LANDLORD’S RIGHT TO RECOVER DAMAGES IN ACCORDANCE WITH SECTION 22 HEREOF AS A RESULT OF THE HOLDOVER BY TENANT IN THE PREMISES BEYOND THE TERM OF THE LEASE.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED, EXCEPT FOR A BREACH RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD.

21.

Intentionally Omitted.

22.

Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance.  Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover.  No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.

Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease, provided, however, that the subordination of this Lease to any mortgage or ground lease entered into after the date of this Lease shall be upon the express condition that so long as Tenant is not in Default of the Lease beyond applicable notice and cure periods, Tenant’s possession and enjoyment of the Premises and Tenant’s rights under this Lease shall not be disturbed or interfered with in the event of a foreclosure of such mortgage or lease or the exercise of any rights thereunder.  Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any Defaults and the amount of Rent that is due and payable.

24.

Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1.  Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above.  Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.

Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property.  Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property.  Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26.

Miscellaneous.

26.01

This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth.  If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities.  Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

26.02

If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.  Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.  Either party’s failure to declare a Default immediately upon its occurrence, or delay in taking action for a Default, shall not constitute a waiver of the Default, nor shall it constitute an estoppel.

26.03

Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04

Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property.  Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

26.05

Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease.  Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

26.06

Time is of the essence with respect to Tenant’s exercise of any expansion or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07

Landlord shall not disturb Tenant’s use of the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements.  This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.08

This Lease does not grant any rights to light or air over or about the Building.  Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease.  This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents.  Neither party is relying upon any warranty, statement or representation not contained in this Lease.  This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

26.09

Tenant shall not record this Lease or any memorandum or notice without Landlord’s prior written consent; provided, however, Landlord agrees to consent to the recordation or registration of a memorandum or notice of this Lease, at Tenant’s cost and expense (and in a form reasonably satisfactory to Landlord), if the initial Term of this Lease or the initial Term plus extension terms granted exceed, in the aggregate, 7 years.  If this Lease is terminated before the Term expires, upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord’s request therefor within 10 days.

26.10

Within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. Notwithstanding the foregoing, Tenant shall have no obligation to provide to Landlord financial statements as provided in the preceding sentence more often than once per year during the Term. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (1) to Landlord’s lenders or prospective purchasers of the Building, (2) in litigation between Landlord and Tenant, and (3) if required by court order. Notwithstanding the foregoing, Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building or upon an Event of Default by Tenant.  Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.  This Section 26.10 shall not apply while Tenant is a reporting entity under The Securities Exchange Act of 1934, as amended.

26.11

Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

26.12

Although the security system in the Premises purchased by Tenant from the previous occupant of the Premises will remain in the Premises, Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. Landlord shall not unreasonably withhold its consent to the installation and operation of such telecommunications systems, telecommunication services and/or transmission systems if located entirely within the Premises; otherwise, Landlord may withhold or delay its consent in its sole discretion.

26.13

Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent other than to Tenant’s accountants and attorneys or as required by Law.  The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

26.14

The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 26.15, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including attorneys’ fees and cost of clean up and remediation) arising from Tenant’s failure to comply with the provisions of this Section 26.14. This indemnity provision shall survive termination or expiration of the Lease.

27.

OFAC Compliance.

(a)

Tenant represents and warrants that (a) Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.  The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b)

Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargoes and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c)

Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material Default of the Lease.  Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material Default of the Lease.

28.

Intentionally Omitted.

29.

Parking.

Tenant shall have the right to park in the Building parking facilities in common with other tenants of the Building upon such terms and conditions as are reasonably established by Landlord at any time during the Term.  Tenant agrees not to overburden the parking facilities and agrees to reasonably cooperate with Landlord and other tenants in use of the parking facilities.  Landlord reserves the right in its sole, but reasonable, discretion to determine whether the parking facilities are becoming overburdened by any tenant of the Building based on such tenant's percentage share of the rentable area of the Building.  Subject to the right of Tenant to use parking spaces in the parking areas, Landlord shall have the absolute right (i) to allocate and assign parking spaces among some or all of the tenants of the Building (and Tenant shall comply with any such parking assignments provided the requirements set forth below are satisfied), (ii) to reconfigure the parking area, and (iii) modify the existing ingress to and egress from the parking areas as Landlord shall deem appropriate, as long as access to such areas is maintained after such modification is completed.

As of the Execution Date of this Lease, there are 3.2 parking spaces in the parking areas on the Lot designated for use by the tenants of the Building for every 1,000 square feet of Rentable Square Footage of the Building, as defined in Section 1.01.  The parties agree that Tenant shall be entitled to use 65 parking spaces in the parking areas.  Subject to reasonable rules from time to time made by Landlord of which Tenant is given notice, Tenant shall have the right, in common with all other tenants of the Building, to use such parking areas, without charge, on a first-come, first-served basis.  Tenant shall have the right to park two (2) company vehicles in the lower level garage on an overnight basis.

30.

Amenities.

(a)

Fitness Center.  The parties acknowledge that there is currently a fitness center (the “Fitness Center”) in the building known as and located at 75-95 Wells Avenue, Newton, MA (the “75/95 Building”), which building is under common ownership with the Building.  For purposes of this Section 30, the 75/95 Building and the Building are collectively known as the “Buildings”.  For so long as the Buildings are under common ownership, and provided that in Landlord's reasonable judgment, usage of the Fitness Center by tenants of the Buildings warrants its continuance, Tenant shall have the right to utilize the Fitness Center in common with other tenants of the Buildings at no additional cost to Tenant.  Tenant’s use of the Fitness Center shall be subject to such reasonable rules and regulations therefor as Landlord or a third-party operator may impose from time to time.  Landlord may condition the use of the Fitness Center by any individual upon the execution by such individual of such waiver and indemnity forms that Landlord or such third-party operator may reasonably require.

(b)

Conference Center.  The parties further acknowledge that there is also a conference center (the “Conference Center”) in the 75/95 Building.  For so long as the Buildings are under common ownership, and provided that in Landlord's reasonable judgment, usage of the Conference Center by tenants of the Buildings warrants its continuance, Tenant shall have the right to utilize the Conference Center in common with other tenants of the Buildings at no additional cost to Tenant, but subject to reasonable rules and regulations therefor as Landlord may impose from time to time.

Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

NS 7/57 ACQUISITION LLC,
a Delaware limited liability company

Name (print):
By: Normandy 128 Acquisitions LLC, its sole member

Name (print):	By:
Name:
	Title:	Vice President

WITNESS/ATTEST:	TENANT:

[AMBIENT CORPORATION, a Delaware corporation]

By:
Name:
Name (print):	Title:

Tenant’s Tax ID Number (SSN or FEIN)

Name (print):

EXHIBIT A, SHEET 1

OUTLINE AND LOCATION OF LOWER LEVEL PREMISES

A-1

EXHIBIT A, SHEET 2

OUTLINE AND LOCATION OF FIRST FLOOR PREMISES

A-1

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between NS 7/57 ACQUISITION LLC, Delaware limited liability company ("Landlord") and [AMBIENT CORPORATION, a Delaware corporation] ("Tenant") for space in the Building located at 7/57 Wells Avenue, Newton, Massachusetts 02459.

1.

Payments.

1.01.

Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each Fiscal Year during the Term exceed Taxes for the Base Year (the "Tax Excess”).  If Expenses or Taxes in any calendar year or Fiscal Year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year or Fiscal Year shall be $0.  Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year or Fiscal Year during the Term.  On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate.  If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate.

1.02.

As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year or Fiscal Year, as the case may be.  If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Expense Excess or actual Tax Excess for the prior calendar year or Fiscal Year, as the case may be, Landlord shall either (i) provide Tenant with a refund within thirty (30) days following such statement or (ii) or (ii) apply any overpayment by Tenant against Base Rent and Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant promptly after first deducting the amount of Rent due.  If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Expense Excess or actual Tax Excess, for such prior calendar year or Fiscal year, as the case may be, for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year.

2.

Expenses.

2.01.

 “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property.  Expenses include, without limitation: (a) all labor and labor related costs; (b) management fees; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are:  (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease.  The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02.

Expenses shall not include:

(a)

the cost of capital improvements (except as set forth above);

(b)

depreciation;

(c)

principal payments of mortgage and other non-operating debts of Landlord;

(d)

the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds;

(e)

costs in connection with leasing space in the Building, including brokerage commissions;

(f)

lease concessions, rental abatements and construction allowances granted to specific tenants;

(g)

costs incurred in connection with the sale, financing or refinancing of the Building;

(h)

fines, interest and penalties incurred due to the late payment of Taxes or Expenses;

(i)

organizational expenses associated with the creation and operation of the entity which constitutes Landlord;

(j)

any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases;

(k)

Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 2.01 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.;

(l)

Any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees;

(m)

Advertising and promotional expenditures;

(n)

Landlord’s charitable and political contributions;

(o)

Ground lease rental;

(p)

Attorney's fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building;

(q)

The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant;

(r)

All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building);

(s)

Any expenses for which Landlord has received actual reimbursement (other than through Expenses);

(t)

Costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Property;

(u)

Expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty and it would not be fiscally prudent to pursue legal action to collect on such warranty; and

(v)

Fines or penalties incurred as a result of violation by Landlord of any applicable Laws.

2.03

If at any time during a calendar year the Building is not at least 95% occupied or Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building, Expenses shall be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building.  If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3.

Taxes.  “Taxes” shall mean:  (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities.  Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment.  Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed.  Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant’s receipt of a statement from Landlord.

4.

Audit Rights.  Tenant, within 60 days after receiving Landlord’s statement of Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the statement applies.  Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review.  If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records.  If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located.  Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit.  Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year.  The records obtained by Tenant shall be treated as confidential.  In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.  However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant.

B-1

EXHIBIT C

WORK LETTER

(Intentionally Omitted)

C-1

EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

Date

______________________

Tenant

______________________

Address

______________________

______________________

______________________

Re:

Commencement Letter with respect to that certain Lease dated as of the _____ day of __________, _____, by and between ____________________________________, a __________________________________, as Landlord, and __________________________________, as Tenant, for ________ rentable square feet on the ________ floor of the Building located at ____________________, Massachusetts, ______.

Dear

__________________:

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.

The Commencement Date of the Lease is ________________________;

2.

The Termination Date of the Lease is ____________________________.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

___________________________________

Authorized Signatory

Agreed and Accepted:

Tenant:

______________________

By:

______________________

Name:

______________________

Title:

______________________

Date:

______________________

D-1

EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances.  In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.  Capitalized terms have the same meaning as defined in the Lease.

1.

Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises.  No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas.  At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.

Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.  Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3.

No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord.  All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.

Landlord shall provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.

Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises.  A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys.  All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.

All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time. Landlord has no obligation to allow any particular telecommunication service provider to have access to the Buildings or to the Premises.  If Landlord permits access, Landlord may condition the access upon the payment to Landlord by the service provider of fees assessed by Landlord in Landlord’s reasonable discretion.

7.

Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord.  Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld.  If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord.  Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity.  If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.  Notwithstanding the foregoing, Tenant shall have the right to back trucks up to the overhang in the loading dock area to unload equipment when necessary.  In the event Tenant will be unloading equipment for an extended period of time (i.e., for more than 2 hours in any one instance), Tenant shall give reasonable prior notice (written, by email or by telephone) to Landlord.

8.

Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld.  Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9.

Corridor doors, when not in use, shall be kept closed.

10.

Tenant shall not:  (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.

No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.

No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws.  Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c. 21C, M.G.L. c. 21E or any other applicable environmental Law which may now or later be in effect.  Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.

Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.

Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”).  Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume.  Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.

Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined reasonably by Landlord.  Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord’s prior written consent which consent shall not be unreasonably withheld, delayed or conditioned.  Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.

Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.

Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.

Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents.  Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.

Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s reasonable opinion may impair the reputation of the Building or its desirability.  Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.

Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building.  Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.

Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance.  Tenant shall make efforts, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.

Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord.  Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.

The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time.  Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

E-1

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between NS 7/57 ACQUISITION LLC, Delaware limited liability company ("Landlord") and [AMBIENT CORPORATION, a Delaware corporation] ("Tenant") for space in the Building located at 7/57 Wells Avenue, Newton, Massachusetts 02459.

EXTENSION OPTION.

Grant of Option; Conditions.  Tenant shall have the right to extend the Term (the “Extension Option”) for one (1) additional period of three (3) years commencing on January 1, 2013, and ending on December 31, 2015 (the "Extension Term"), if:

1.

Landlord receives notice of exercise ("Initial Extension Notice") on or before April 1, 2012; and

2.

Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Extension Notice or at the time Tenant delivers its Binding Notice (as defined below); and

3.

No part of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time that Tenant delivers its Initial Extension Notice or at the time Tenant delivers its Binding Notice; and

4.

The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) prior to the date that Tenant delivers its Initial Extension Notice or prior to the date Tenant delivers its Binding Notice.

B.

Terms Applicable to Premises During the Extension Term.

1.

The initial Base Rent rate per rentable square foot for the Lower Level Premises during the Extension Term shall equal the greater of (i) $15.40 per rentable square foot per annum (the “Minimum Extension Term Base Rent Rate”) or (ii) the Prevailing Market rate (hereinafter defined) per rentable square foot for the Lower Level Premises, and the initial Base Rent rate per rentable square foot for the First Floor Premises during the Extension Term shall equal the greater of (i) $25.00 per rentable square foot per annum (the “Minimum Extension Term Base Rent Rate”) or (ii) the Prevailing Market rate (hereinafter defined) per rentable square foot for the First Floor Premises.  Base Rent during the Extension Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate.  Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Section 4 of the Lease.

2.

Tenant shall pay Additional Rent (i.e., Taxes and Expenses) for the Premises during the Extension Term in accordance with the terms of Section 4 of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Extension Term.

C.

Initial Procedure for Determining Prevailing Market.  Within 30 days after receipt of Tenant's Initial Extension Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Extension Term.  Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Extension Term, shall either (i) give Landlord written notice that Tenant accepts Landlord’s Base Rent for the Extension Term ("Binding Notice") or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice").  If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15-day period, Tenant shall be deemed to have provided a Rejection Notice.  If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Extension Amendment (as defined below) upon the terms and conditions set forth herein and in Landlord’s notice as to Base Rent for the Extension Term.  If Tenant provides or is deemed to have provided Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Extension Term.  Upon agreement, Landlord and Tenant shall enter into the Extension Amendment in accordance with the terms and conditions hereof.  If Landlord and Tenant fail to agree upon the Prevailing Market rate within 30 days after the date Tenant provides Landlord with the Rejection Notice, then the Prevailing Market rate shall be determined in accordance with the arbitration procedures described in Section D below.

D.

Arbitration Procedure.

1.

If Landlord and Tenant have failed to reach agreement as to the Prevailing Market rate within 30 days after the date of the Rejection Notice, then, within 5 days after the expiration of such 30-day period, Landlord and Tenant shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Extension Term (collectively referred to as the "Estimates").  If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates.  If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Extension Term.  Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years of experience within the previous 10 years as a real estate appraiser working in the Newton/Route 128 area, with working knowledge of current rental rates and practices.  For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

2.

Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises.  The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Extension Term, subject to the terms of Section D.4 below regarding the Minimum Extension Base Rent, as defined therein.  If either Landlord or Tenant fails to appoint an appraiser within the 7-day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof.  If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20-day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria.  Once the third appraiser (i.e., arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate, and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises, subject to the terms of Section D.4 below regarding the Minimum Extension Base Rent, as defined therein.  If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice.  The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator.  Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

3.

If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined.  Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Extension Term for the Premises.

4.

Notwithstanding anything to the contrary contained herein, the parties agree that Landlord shall not be obligated to extend the Term of this Lease if the Prevailing Market rate for the Premises during any year of the Extension Term is less than the Minimum Extension Term Base Rent Rate, regardless of any determination of Prevailing Market rate made by the appraisers or arbitrator, as described above.

E.

Extension Amendment.  If Tenant is entitled to and properly exercises its Extension Option, Landlord shall prepare an amendment (the "Extension Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms.  The Extension Amendment shall be sent to Tenant within a reasonable time after final determination of the Prevailing Market rate applicable during the Extension Term, and Tenant shall return the Extension Amendment to Landlord with any comments within 10 days after Tenant’s receipt of same and the parties shall work in good faith to complete a final Extension Amendment as soon as possible, but an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

F.

Prevailing Market.  For purposes hereof, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under Extension leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Newton/Route 128 area.  The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

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EXHIBIT G

(Intentionally Omitted)

G-1

EXHIBIT H

JANITORIAL SPECIFICATIONS

B. HALLWAYS

DAILY

1. Spot clean the walls, the doors, and the door frames.
2. Dust the baseboards, chair rails, ledges, and other items within reach.
3. Spot clean the glass panes on the doors and the partitions.
4. Sweep, dry mop or vacuum the concrete flooring.
5. Spot mop the concrete flooring.
6. Vacuum the carpeted areas.

SEMI-WEEKLY

1. Damp mop the concrete flooring.

MONTHLY

1. Wash both sides of the glass panes on the doors and the partitions.
2. Dust the ceiling corners and other items outside of reach.

C. CAFETERIA

DAILY

1. Empty the waste receptacles and replace the plastic liners.
2. Damp wipe the counters, the walls, the sinks, and the exterior of the cabinets.
3. Damp wipe the tables and the chairs.
4. Sweep, dry mop or vacuum the concrete flooring.
5. Vacuum the carpeted areas.

SEMI-WEEKLY

1. Damp mop the concrete flooring.

MONTHLY

1. Dust the ceiling corners and other items outside of reach.
2. Wash both sides of the glass panes on the doors and the partitions.

D. RECEPTION AREAS

DAILY

1. Empty the wastebaskets and replace the plastic liners as needed.
2. Spot clean the glass panes on the entrance doors.
3. Dust and/or damp wipe the baseboards, chair rails, ledges, counters, kick plates, push plates, window frames, and other items within reach.
4. Sweep, dry mop or vacuum the concrete flooring.
5. Spot mop the concrete flooring.
4. Vacuum the carpeted areas.

SEMI-WEEKLY

1. Damp mop the concrete flooring.

WEEKLY

1. Wash both sides of the glass panes on the entrance doors and the sidelights.

MONTHLY

1. Dust the ceiling corners and other items outside of reach.

E. [1]RESTROOMS AND SHOWERS

1. Clean and disinfect the face bowls.
2. Clean and disinfect the toilets, toilet seats, and urinals.
3. Clean and disinfect the chrome-plated flushometers, piping control knob.
4. Clean the mirrors.
5. Empty the waste receptacles, clean and disinfect the outside, and replace the plastic liners.
6. Empty the sanitary napkin disposal units and replace the liners.
7. Replace the hand towels, toilet tissue, and hand soap.
8. Spot clean the partitions, walls, entry doors, dispensers, and receptacles.
9. Sweep or vacuum the ceramic tile flooring.
10. Damp mop the ceramic tile flooring.

MONTHLY

1. Wash and disinfect the inside and outside of the waste receptacles and the sanitary napkin dispensers.
2. Dust the ceiling corners and other items outside of reach.

F. STAIRWAYS

DAILY

1. Vacuum the stairs and the landings.
2. Spot mop the stairs and the landings.
3. Dust the railings, doors, lighting fixtures, and other items within normal reach.

WEEKLY

1. Dust the ceiling corners and other items outside of normal reach.
2. Damp mop the stairs and the landings.

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